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                                                                    EXHIBIT 99.1


          UNIVERSAL COMPRESSION ANNOUNCES UPCOMING EARNINGS AND WEBCAST
                          AND BOARD OF DIRECTORS UPDATE

HOUSTON, TX - January 23, 2002 - Universal Compression Holdings, Inc. (NYSE:
UCO) announced today it will release financial results for its fiscal 2002 third quarter late on Monday, January 28, 2002. The Company will broadcast a conference call to discuss the quarter's results and other corporate matters over the Internet at 11:00 a.m. Eastern Time on Tuesday, January 29, 2002. To listen to the live Webcast, go to http://www.universalcompression.com (click "Company Overview" in the "Company Information" section) or http://www.videonewswire.com/event.asp?id=2893 at least 15 minutes prior to the start of the call. The conference call will be archived through Tuesday, February 5, 2002 on the Web site www.universalcompression.com and at http://www.prnewswire.com. Both the live broadcast and replay of the archived version are free of charge to the user.

The technical requirements to listen to the broadcast are either RealPlayer(R) or Microsoft(R) Windows Media(TM) software and a minimum 28.8 Kbps connection to the internet. Both RealPlayer(R) and Microsoft(R) Windows Media(TM) can be downloaded free from http://www.vdat.com/download_players. If you experience problems listening to the broadcast, send an email to isproducers@prnewswire.com.

The Company also announced the reduction in the size of its Board of Directors from eleven to nine with the resignations of John K. Castle and C. Kent May as directors of the Company. Both directors joined the Board in 1998 when Castle Harlan Partners III, L.P. a private investment fund managed by Castle Harlan, Inc., a merchant banking firm, acquired our business. "We appreciate the contributions and advice of these retiring directors," said Stephen A. Snider, Universal's President and Chief Executive Officer. "With guidance from John and Kent we have significantly enhanced the Company's operational capabilities and performance."

Mr. Castle is Chairman of Castle Harlan, Inc. In late 2001, Castle Harlan Partners III, L.P. distributed its Company common stock ownership to its partners. This distribution reduced the ownership position of Castle Harlan Partners III, L.P. to less than five percent of the outstanding Company common stock. Mr. May is Senior Vice President, General Counsel, Secretary and a Director of Anchor Glass Container Corporation. He is also a member of the Pittsburgh law firm of Eckert Seamans Cherin & Mellott, L.L.C.

Universal Compression, headquartered in Houston, Texas, is a leading natural gas compression services company, providing a full range of contract compression, sales, operations, maintenance and fabrication services to the domestic and international natural gas industry.

Statements about Universal's outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Universal's control, which could cause actual results to differ materially from such statements. While Universal believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are integration of acquisitions and the demand for Universal's products and services. These and other risk factors are discussed in Universal's filings with the Securities and Exchange Commission, copies of which are available to the public. Universal expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events, or otherwise.